Exhibit 10.2

INDEMNIFICATION AND MUTUAL RELEASE

This Indemnification and Mutual Release (this “Indemnification and Release”), dated as of November 25, 2008, and effective as of April 1, 2008, is being executed and delivered as part of the transactions contemplated by (i) the Rescission Agreement (the “GRDB Rescission Agreement”), dated as of the date hereof, by and among Global Roaming Distribution, Inc., a Florida corporation (the "Company"), Global Roaming Inc. (“GRI”), a Nevada corporation, and certain Holders, (ii) the Rescission Agreement (the “Cubic Rescission Agreement”), dated as of the date hereof, by and between GRI and Cubic Telecom Limited, an Ireland corporation (“Cubic”), and the (iii) Escrow Agreement, dated as of the date hereof, by and among, the Company, GRI, Cubic, the Holders, and Sichenzia Ross Friedman Ference LLP, as escrow agent (the Indemnification and Release, the GRDB Rescission Agreement, the Cubic Rescission Agreement, and the Escrow Agreement, collectively, the “Transaction Documents”).  The Company, GRI, Cubic, and the Holders may be referred to herein individually as a "Party" and together as the "Parties."

Each of the undersigned acknowledges that the Parties are expressly relying on this Indemnification and Release in consummating the transactions contemplated by the Transaction Documents, and would not consummate such transactions but for this Indemnification and Release.

Each of the undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, hereby jointly and severally agrees as follows:

1.           Indemnification.

(a)           The Company agrees to indemnify GRI and Cubic, and hold them harmless from and in respect of any assessment, loss, damage, liability, cost and expense (including, without limitation, interest, penalties, and reasonable attorneys’ fees) imposed upon or incurred by GRI and Cubic resulting from (i) any breach of representation or warranty, in any material respect, made by the Company in the Transaction Documents, and (ii) any breach by the Company of any covenant, obligation or other agreement made by the Company in the Transaction Documents.  Assertion by a Party of its rights to indemnification under this Section 1 shall not preclude any other rights or remedies of the Party in respect thereof.

(b)           GRI and Cubic agree to indemnify the Company, and hold it harmless from and in respect of any assessment, loss, damage, liability, cost and expense (including, without limitation, interest, penalties, and reasonable attorneys’ fees) imposed upon or incurred by the Company resulting from (i) any breach of representation or warranty, in any material respect, made by GRI and Cubic in the Transaction Documents, and (ii) any breach by GRI and Cubic of any covenant, obligation or other agreement made by GRI and Cubic in the Transaction Documents.  Assertion by a Party of its rights to indemnification under this Section 1 shall not preclude any other rights or remedies of the Party in respect thereof.

(c) Cubic agrees to indemnify GRI and the Company, and hold them harmless from and in respect of any assessment, loss, damage, liability, cost and expense (including, without limitation, interest, penalties, and reasonable attorneys’ fees) imposed upon or incurred by GRI or the Company resulting from (i) any breach of representation or warranty, in any material respect, made by Cubic in the Transaction Documents, and (ii) any breach by Cubic of any covenant, obligation or other agreement made by Cubic in the Transaction Documents.  Assertion by a Party of its rights to indemnification under this Section 1 shall not preclude any other rights or remedies of the Party in respect thereof.

(c) The Holders, severally and not jointly, agree to indemnify the Company, and hold it harmless from and in respect of any assessment, loss, damage, liability, cost and expense (including, without limitation, interest, penalties, and reasonable attorneys’ fees) imposed upon or incurred by the Company resulting from any breach of representation or warranty, in any material respect, made by such Holder in the Transaction Documents.  Assertion by a Party of its rights to indemnification under this Section 1 shall not preclude any other rights or remedies of the Party in respect thereof.

(d) GRI agrees to indemnify Cubic, and hold it harmless from and in respect of any assessment, loss, damage, liability, cost and expense (including, without limitation, interest, penalties, and reasonable attorneys’ fees) imposed upon or incurred by Cubic resulting from (i) any breach of representation or warranty, in any material respect, made by GRI in the Transaction Documents, and (ii) any breach by GRI of any covenant, obligation or other agreement made by GRI in the Transaction Documents.  Assertion by a Party of its rights to indemnification under this Section 1 shall not preclude any other rights or remedies of the Party in respect thereof.

(e)  If any claim, action or proceeding is brought against a Party arising out of a claim that is the subject of indemnification under the Transaction Documents (“Indemnified Party”), the Indemnified Party shall provide the other party (“Indemnifying Party”) prompt written notice of the same, together with the basis for seeking indemnification (the “Indemnification Notice”).  Upon receipt of an Indemnification Notice by the Indemnifying Party, the Indemnifying Party shall inform the Indemnified Party (delivering the Indemnification Notice), within 5 business days after receipt of the Indemnification Notice, whether the Indemnifying Party elects to compromise or defend such claim, action or proceeding.   The Indemnifying Party shall have the right, at its option, to compromise the claim, at its own expense.  In the event the Indemnifying Party elects to defend, the Indemnified Party shall have the right to control the defense of any claim brought against him or her that is the subject of this indemnification.  All costs and expenses incurred, including legal fees, in connection with the compromise or defense of any claim in which the breach by an Indemnifying Party was the cause of the loss shall be paid by the Indemnifying Party.

2.           Release of Claims.  Each Party, in consideration of the agreements and other good and valuable consideration, including but not limited to the execution of this Indemnification and Release, hereby releases and discharges each of the other Parties, and each of their current and former heirs, executors, administrators, predecessors, successors, affiliates, assigns, agents and attorneys (collectively the “Releasees”), of and from and any all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bond bills, specialties covenants, contracts. controversies, agreements, promises, damages, judgments, extents, executions, claims, demands, rights, obligations, attorneys’ fees, costs, rights and duties, and liabilities of any nature whatsoever, in law or equity under the laws of the United States or the laws of any state, nation or entity anywhere in the world which against the RELEASEES, each of the Parties and such Party’s heirs, executors, administrators, predecessors, successors, affiliates, assigns, agents and attorneys ever had, now have or hereafter can, shall or may have, or may claim to have against the RELEASEES (whether directly or indirectly), or any of them, for, upon, or by reasons of any matter, cause or thing whatsoever, whether known or not known, from the beginning of the world to the day of the date of this Indemnification and Release related solely to the Exchange Agreement (as defined in the GRDB Rescission Agreement) or the Cubic Exchange (as defined in the Cubic Rescission Agreement) and the transactions contemplated thereby; provided however that nothing herein contained shall constitute a release of claims arising under the Transaction Documents, among the Parties and RELEASEES, and the instruments entered into pursuant thereto by each of Parties and each of RELEASEES.

3.           Expenses.  All fees and expenses incurred by the parties in connection with the transactions contemplated by this Indemnification and Release shall be borne by the respective parties hereto.

           4.           Further Assurances.  From time to time, at a Party’s request and without further consideration, the other party, at the requesting party’s expense, will execute and transfer such documents and will take such action as may reasonably be requested in order to effectively consummate the transactions contemplated herein.

           5.           Parties in Interest.  All the terms and provisions of this Indemnification and Release shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors and assigns of the Parties hereto.

6.           Entire Agreement. This Indemnification and Release supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.  This Indemnification and Release shall not be amended except by a writing signed by all Parties or their respective successors or assigns.

7.           Headings.  The section and paragraph headings contained in this Indemnification and Release are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

8.           Governing Law.  For all purposes this Indemnification and Release will be governed exclusively by and construed and enforced in accordance with the laws of the State of New York and the Courts prevailing in the State of New York.

9.           Effect.  In the event any portion of this Indemnification and Release is deemed to be null and void under any state, provincial, or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

10.                      Counterparts.  This Indemnification and Release may be executed in one or more counterparts and by transmission of a facsimile or digital image containing the signature of an authorized person, each of which shall be deemed and accepted as an original, and all of which together shall constitute a single instrument.  Each Party represents and warrants that the person executing on behalf of such party has been duly authorized to execute this Indemnification and Release.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Indemnification and Release as of the date first above written.

GLOBAL ROAMING DISTRIBUTION, INC.

By:  _/s/ Yakov Sarousi_____________
Name: Yakov Sarousi
Title: Chief Executive Officer

GLOBAL ROAMING INC.

By:  _/s/ Yakov Sarousi_____________
Name: Yakov Sarousi
Title: Chief Executive Officer

CUBIC TELECOM LIMITED

By: _/s/ Pat Phelan_     _____________
Name: Patrick Phelan
Title: Chief Executive Officer

THE HOLDERS:

/s/ Michael Thaler_________________
Michael Thaler

/s/ Yakov Sarousi_________________
Yakov Sarousi

/s/ Jenny Callicott_________________
Jenny Callicott

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